Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

To the General Comptroller’s Office

and the Board of Directors of

Petróleos Mexicanos:

We consent to the use of our report dated April 29, 2015 relating to the consolidated financial statements of Petróleos Mexicanos, Subsidiary Entities and Subsidiary Companies incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus constituting a part of this Amendment No. 2 to the Registration Statement on Form F-4.

Castillo Miranda y Compañía, S.C. (BDO Mexico)

/S/ BERNARDO SOTO PEÑAFIEL
Bernardo Soto Peñafiel
Partner
Mexico City, Mexico
February 15, 2016